                                                  April 11, 1996
J.P. MORGAN REPORTS 1996 FIRST QUARTER RESULTS

J.P. Morgan & Co. Incorporated reported net income of $439 million in the first quarter of 1996, 72% higher than in the first quarter of 1995. Earnings per share for the quarter were $2.13 versus $1.27 a year ago. Last year, first quarter earnings included a charge of $55 million ($33 million after tax), or $0.17 per share, related primarily to severance. Douglas A. Warner III, chairman, said: OGrowing opportunities to put J.P. MorganOs worldwide capabilities to work for clients led to strong first quarter results. Market-making, investment banking, and investment management all produced substantial gains.O


FIRST QUARTER RESULTS AT A GLANCE

In millions of dollars,                                   Fourth
except per share data                        First       quarter
                                          quarter
                                       1996       1995      1995
___________________________________________________________________________
___
Revenues                            $ 1,740    $ 1,388    $1,518
Operating expenses                  (1,085)    (1,002)     (990)
Income taxes                          (216)      (131)     (162)
___________________________________________________________________________
___
Net income                           $  439     $  255    $  366
Net income per share                  $2.13      $1.27     $1.80
___________________________________________________________________________
___
Dividends declared per share          $0.81      $0.75     $0.81


REVENUES rose 25% in the first quarter from a year ago.
     - Trading revenue more than doubled to $758 million, as increased client activity propelled advances in fixed income and equities. Combined trading and related net interest revenue was up 116% to $788 million.
     - Investment banking revenue rose 76% to $201 million.
     - Investment management fees grew 21%. Operational service and credit-related fees were down as a result of the sale of the firmOs custody business in late 1995.
     - Net interest revenue declined 21% to $396 million.
OPERATING EXPENSES were up 8% from a year ago, as incentive compensation accruals for the first quarter increased in line with higher earnings.

The remainder of this release contains information on specific areas of results, a financial summary, and the consolidated financial statements.

REVENUES
Revenues totaled $1.740 billion in the first quarter of 1996, up 25% from $1.388 billion a year earlier.
NET INTEREST REVENUE declined 21% to $396 million from the first quarter of 1995, reflecting lower returns from asset and liability management in the United States and a decrease in trading-related net interest revenue. TRADING REVENUE rose to $758 million from $303 million a year earlier. Revenues in both developed and emerging markets were strong and diversified across the range of the firmOs trading products. Reported trading revenue does not include net interest revenue associated with trading activities, which was $30 million in the first quarter of 1996 and $61 million a year ago.
Combined trading and related net interest revenue increased to $788 million from $364 million a year earlier. (For details, see the table of combined trading and related net interest revenue by principal product groupings on page 8.) Combined revenue from fixed income rose to $602 million in the first quarter from $123 million in the year-earlier quarter because of strong client demand for swaps as well as government and corporate securities; risk management activity for clients accelerated. Combined revenue from equities doubled to $51 million from $25 million a year earlier, driven by strong demand for equity derivative products. Combined revenue from commodities was $32 million compared with $22 million in the year-earlier quarter. Foreign exchange combined revenue totaled $73 million versus $106 million in the first quarter of 1995. Combined revenue from the firmOs proprietary unit was $30 million compared with $88 million in the first quarter of 1995.
INVESTMENT BANKING REVENUE was up 76% to $201 million in the first quarter. Underwriting revenue grew to $65 million from $22 million a year ago, as Morgan raised more debt and equity capital for a broad range of clients. Advisory fees rose to $136 million from $92 million a year earlier, reflecting our growing share of the merger-and-acquisition advisory market. CREDIT-RELATED FEES were $38 million in the first quarter, 12% lower than in the first quarter of 1995 because of the sale of the custody business in 1995.
INVESTMENT MANAGEMENT FEES advanced 21% to $157 million from a year ago, as assets under management rose, primarily from net new business.
OPERATIONAL SERVICE FEES in the first quarter totaled $113 million, 19% lower than in the 1995 first quarter. Excluding revenues of $33 million associated with the recently sold custody business, operational service fees for the first quarter rose 6% on increased brokerage commissions.
NET INVESTMENT SECURITIES GAINS were $12 million in the first quarter, compared with gains of $9 million in the first quarter of 1995.
OTHER REVENUE was $65 million in the first quarter, compared with $149 million in the 1995 first quarter. The 1996 first quarter included net equity investment securities gains of $64 million, versus $163 million a year ago.

OPERATING EXPENSES
Operating expenses were $1.085 billion in the first quarter of 1996, up 8% from a year earlier. Excluding the 1995 first quarter charge and the 1995 expenses associated with the custody business, operating expenses were up 21%. Employee compensation and benefits expense rose, primarily reflecting higher incentive compensation accruals in line with higher earnings.
Expenses other than employee compensation and benefits were   essentially
flat.
At March 31, 1996, staff totaled 15,431 employees compared with 16,443 employees at March 31, 1995.
Income tax expense of $216 million in the first quarter was based on an effective tax rate of 33% versus 34% in the first quarter of 1995.
ASSETS
Total assets were $205 billion at March 31, 1996, compared with $185 billion at December 31, 1995, primarily because of an increase in trading-related assets and loans. Nonperforming assets increased by $38 million to $156 million during the first quarter as assets newly classified as nonperforming exceeded charge-offs and repayments. No provision for credit losses was deemed necessary in the 1996 first quarter. The allowance for credit losses was $1.117 billion at March 31, 1996. (For details, see asset quality tables on page 9.)
CAPITAL
At March 31, 1996, J.P. Morgan's estimated Tier 1 and total risk-based capital ratios were 8.2% and 12.1%, respectively, compared with Tier 1 and total risk-based capital ratios of 8.8% and 13.0%, respectively, at December 31, 1995. The first quarter decreases in the risk-based capital ratios related primarily to the rise in risk-adjusted assets. The March 31, 1996, leverage ratio was 6.2% versus 6.1% at December 31, 1995.
At March 31, 1996, stockholders' equity included approximately $470 million of net unrealized appreciation on debt investment and marketable equity investment securities, net the related deferred tax liability of $290 million. Net unrealized appreciation was $566 million at December 31, 1995. The unrealized appreciation on debt investment securities was $331 million and $484 million at March 31, 1996, and December 31, 1995, respectively. The unrealized appreciation on marketable equity investment securities was $429 million and $440 million at March 31, 1996, and December 31, 1995, respectively.
During February 1996, J.P. Morgan issued $200 million of perpetual 6 5/8% cumulative preferred stock, series H, with a stated value of $500 per share. These shares are represented by 4 million depositary shares with a stated value of $50 per share, each representing one-tenth of a preferred share.
                                #    #    #

J.P. Morgan is a global banking firm that serves clients with complex financial needs through an integrated range of advisory, financing, trading, investment, and related capabilities.
Attached are the financial summary, the financial statements, the combined trading and related net interest revenue table, and the asset quality tables. J.P. Morgan news releases, including quarterly financial results, are available on the Internet (http://www.jpmorgan.com).

FINANCIAL SUMMARY

J.P. Morgan & Co. Incorporated
_________________________________________________________
Dollars in
millions,
except per
share data          First quarter      Fourth
                 ____________________     quarter
                              ______
                      1996      1995    1995
               _______________________________________
Net income           $439      $255       $366


PER COMMON
SHARE

Net income (a)     $ 2.13    $ 1.27     $ 1.80
Dividends            0.81      0.75       0.81
declared
Book value (b)      51.57     47.19      50.71
_________________________________________________________
Weighted-
average number
of common and
common
equivalent      202,133,   196,905,    199,829
shares             593       106        ,966
outstanding
_________________________________________________________
Dividends
declared on          $152      $141       $152
common stock

Dividends
declared on             8         6          6
preferred stock



SELECTED RATIOS

Annualized rate
of return on
average common
stockholders'
equity (c)         17.2%      11.1%      14.7%
As % of period-
end total
assets:
  Common equity       5.0       5.5        5.4
  Total equity        5.3       5.8        5.7


Regulatory
capital ratios
(d)

  Tier 1 risk-
  based capital
  ratio               8.2       8.9        8.8
  Total risk-
based                12.1      13.2       13.0
  capital ratio
  Leverage            6.2       5.9        6.1
ratio
_________________________________________________________
AVERAGE
BALANCES
  Debt
investment       $ 24,298  $ 22,720   $ 23,077
  securities
(e)
  Loans            27,326    23,667     24,500
  Total
interest-         162,606   135,310    147,569
  earning
assets
  Total assets    204,836   175,694    189,724
  Total
interest-
  bearing         154,804   129,279    142,575
  liabilities
  Total
  liabilities     194,160   166,128    179,570
  Common
  stockholders'
  equity            10,065    9,072      9,660
  Total
  stockholders'
  equity            10,676    9,566      10,154

Net interest
earnings (fully
taxable basis)        418       529        511

Net yield on
interest-
earning assets
                   1.03%     1.59%      1.37%
_________________________________________________________
Employees at
period-end         15,431    16,443     15,613
_________________________________________________________

(a) Earnings per share amounts represent both primary and fully diluted earnings per share.

(b) Excluding the impact of SFAS No. 115, book value per common share would have been $49.18, $44.87 and $47.83 for the three months ended March 31, 1996, March 31, 1995, and December 31, 1995, respectively.

(c) Excluding the impact of SFAS No. 115, the annualized rate of return on average common stockholders' equity would have been 18.1%, 11.7% and 15.5% for the three months ended March 31, 1996, March 31, 1995, and December 31,
1995, respectively.

(d) In accordance with Federal Reserve Board guidelines, these ratios exclude the equity, assets and off-balance-sheet exposures of J.P. Morgan
Securities, Inc. and the effect of SFAS No. 115. Risk-based capital ratios for March 31, 1996, are estimates.

(e) Average debt investment securities are computed based on historical amortized cost, excluding the effects of SFAS No. 115 adjustments.


CONSOLIDATED STATEMENT OF INCOME

J.P. Morgan & Co. Incorporated
______________________________________________________________________________
____________
In millions,
except per share data                  Three months ended

_______________________________________________________________
                       March 31   March 31  Increase   December   Increase/
                           1996       1995         /         31  (Decrease)
                                            (Decreas       1995
                                                  e)

_______________________________________________________________
NET INTEREST REVENUE
Interest revenue         $2,554    $2,470      $ 84     $2,609       ($55)
Interest expense          2,158     1,970       188      2,121          37
_________________________________________________________________________________
_________
Net interest revenue        396       500     (104)        488
                                                                (92)

NONINTEREST REVENUE

Trading revenue             758       303        455        369        389
Investment banking
revenue                     201       114        87         158         43
Credit-related fees          38        43        (5)         40        (2)
Investment management
fees                        157       130         27        156          1
Operational service         113       140       (27)        129       (16)
fees
Net investment
securities                                         3          1         11
gains                 12         9
Other revenue                65       149       (84)        177      (112)
___________________________________________________________________________
_______________
Total noninterest         1,344       888        456      1,030         314
revenue

Total revenue             1,740     1,388        352      1,518         222

OPERATING EXPENSES

Employee compensation
and                         730       626        104        608         122
benefits
Net occupancy                73        80        (7)         76         (3)
Technology and
communications              158       172       (14)        165         (7)
Other expenses              124       124          -        141       (17)
___________________________________________________________________________
_______________
Total operating           1,085     1,002         83        990          95
expenses

Income before income        655       386        269        528         127
taxes
Income taxes                216       131         85        162          54
_________________________________________________________________________________
_________
Net income                  439       255        184        366         73

PER COMMON SHARE

Net income (a)            $2.13     $1.27      $0.86      $1.80      $0.33
Dividends declared         0.81      0.75       0.06       0.81          -
_________________________________________________________________________________
_________

(a) Earnings per share amounts represent both primary and fully diluted earnings per share.


CONSOLIDATED BALANCE SHEET

J.P. Morgan & Co. Incorporated
___________________________________________________________________________
_________
Dollars in millions                March 31  December 31
                                       1996         1995

__________________________________________________
ASSETS

Cash and due from banks             $   732     $  1,535
Interest-earning deposits with        1,183        1,986
banks
Debt investment securities
available for sale carried at
fair value(Cost: $27,115 at
March 1996 and $24,154 at
December 1995)                       27,446       24,638
Trading account assets               69,844       69,408
Securities purchased under
agreements to resell ($39,683
at March 1996 and $32,157 at
December 1995) and federal           39,692       32,157
funds sold
Securities borrowed                  22,901       19,830
Loans                                28,645       23,453
Less: allowance for credit            1,117        1,130
losses
___________________________________________________________________________
_________
Net loans                            27,528       22,323
Customers' acceptance                   339          237
liability
Accrued interest and accounts
receivable                            4,766        3,539
Premises and equipment                3,354        3,339
Less: accumulated                     1,445        1,412
depreciation
___________________________________________________________________________
_________
Premises and equipment, net           1,909        1,927
Other assets                          8,407        7,299
___________________________________________________________________________
_________
Total assets                        204,747      184,879
___________________________________________________________________________
_________
LIABILITIES

Noninterest-bearing deposits:
    In offices in the U.S.            2,784        3,287
    In offices outside the              677          744
U.S.
Interest-bearing deposits:
    In offices in the U.S.            1,765        2,003
    In offices outside the           44,978       40,404
U.S.
___________________________________________________________________________
_________
Total deposits                       50,204       46,438
Trading account liabilities          46,766       45,289
Securities sold under
agreements to repurchase
($55,952 at March 1996 and
$40,803 at December 1995) and
federal funds purchased              58,765       45,099
Commercial paper                      4,229        2,801
Other liabilities for
borrowed money                       15,659       15,129
Accounts payable and accrued
expenses                              7,265        5,643
Liability on acceptances                339          237
Long-term debt not qualifying
as risk-based capital                 5,710        5,737
Other liabilities                     1,272        4,465
___________________________________________________________________________
_________
                                    190,209      170,838
Long-term debt qualifying as
risk-based capital                    3,691        3,590
___________________________________________________________________________
_________

Total liabilities                   193,900      174,428

STOCKHOLDERS' EQUITY

Preferred stock (authorized
shares: 10,400,000):
  Adjustable rate cumulative
  preferred stock, $100 par
  value(issued and outstanding:
  2,444,300)                            244          244
  Variable cumulative preferred
  stock, $1,000 par value
(issued                                 250          250
  and outstanding: 250,000)
  Fixed cumulative preferred
stock,
  $500 par value (issued and            200            -
  outstanding: 400,000)
Common stock, $2.50 par value
(authorized shares:
500,000,000; issued:
200,682,873 at March 1996 and
678,373 at December 1995)               502          502
Capital surplus                       1,432        1,430
Retained earnings                     8,006        7,731
Net unrealized gains on
investment securities, net of           470          566
taxes
Other                                   593          552
___________________________________________________________________________
_________
                                     11,697       11,275
Less: treasury stock
(13,382,388 shares at March
1996 and 13,562,755 shares at
December 1995) at cost
                                        850          824
___________________________________________________________________________
_________
Total stockholders' equity           10,847       10,451
___________________________________________________________________________
_________
Total liabilities and
stockholders' equity                204,747      184,879
___________________________________________________________________________
_________

CONSOLIDATED STATEMENT OF CONDITION

Morgan Guaranty Trust Company of New
York
___________________________________________________________________________
_______
Dollars in millions                            March 31   December
                                                   1996         31
                                                              1995

_________________________________
ASSETS

Cash and due from banks                         $   709   $  1,421
Interest-earning deposits with banks              1,270      2,081
Debt investment securities available for
sale                                             23,004     23,625
carried at fair value
Trading account assets                           54,306     55,298
Securities purchased under agreements to
resell                                           25,218     21,013
and federal funds sold
Loans                                            25,933     20,628
Less: allowance for credit losses                 1,009      1,021
___________________________________________________________________________
_______
Net loans                                        24,924     19,607
Customers' acceptance liability                     319        237
Accrued interest and accounts receivable          3,424      3,401
Premises and equipment                            2,970      2,958
Less: accumulated depreciation                    1,249      1,224
___________________________________________________________________________
_______
Premises and equipment, net                       1,721      1,734
Other assets                                      6,101      4,574
___________________________________________________________________________
_______
Total assets                                    140,996    132,991
___________________________________________________________________________
_______

LIABILITIES

Noninterest-bearing deposits:
    In offices in the U.S.                        2,731      3,254
    In offices outside the U.S.                     703        839
Interest-bearing deposits:
    In offices in the U.S.                        1,707      1,846
    In offices outside the U.S.                  45,706     40,450
___________________________________________________________________________
_______
Total deposits                                   50,847     46,389
Trading account liabilities                      41,660     39,126
Securities sold under agreements to
repurchase                                       21,496     20,090
and federal funds purchased
Other liabilities for borrowed money              7,367      7,368
Accounts payable and accrued expenses             4,180      4,168
Liability on acceptances                            319        237
Long-term debt not qualifying as risk-based       2,507      2,786
capital
Other liabilities                                 1,443      2,852
___________________________________________________________________________
_______
                                                129,819    123,016
Long-term debt qualifying as risk-based           2,437      1,509
capital
___________________________________________________________________________
_______
Total liabilities                               132,256    124,525

STOCKHOLDER'S EQUITY

Preferred stock, $100 par value
  (authorized shares: 2,500,000)                      -          -
Common stock, $25 par value
  (authorized and outstanding shares:               250        250
10,000,000)
Surplus                                           2,820      2,820
Undivided profits                                 5,491      5,136
Net unrealized gains on investment
securities, net of                                  181        264
taxes
Foreign currency translation                        (2)        (4)
___________________________________________________________________________
_______
Total stockholder's equity                        8,740      8,466
___________________________________________________________________________
_______
Total liabilities and stockholder's equity      140,996    132,991
___________________________________________________________________________
_______

Member of the Federal Reserve System and the Federal Deposit Insurance
Corporation.


COMBINED TRADING AND RELATED NET INTEREST REVENUE
J.P. Morgan & Co. Incorporated

Dollars in millions




                     Fixed            Foreign   Commo-  Proprietar
                                                                 y
                    Income  Equities Exchange   dities        Unit    Total
___________________________________________________________________________
_______________
First Quarter
1996
Trading revenue      $533       $94      $ 68     $34          $29     $758
Net interest           69      (43)         5      (2)           1       30
revenue*
___________________________________________________________________________
_______________
Combined total        602        51        73      32           30      788
___________________________________________________________________________
_______________
First Quarter
1995
Trading revenue        57        42       102       19          83      303
Net interest           66      (17)         4        3           5       61
revenue
___________________________________________________________________________
_______________
Combined total        123        25       106       22          88     364
___________________________________________________________________________
_______________
Fourth Quarter
1995
Trading revenue       248        36        63        5          17     369
Net interest           38      (32)        12      (2)           -      16
revenue
___________________________________________________________________________
_______________
Combined total        286         4        75        3          17     385






*Estimated


ASSET QUALITY
J.P. Morgan & Co. Incorporated
________________________________________________________________________


NONPERFORMING ASSETS

                           March 31    December    March 31
                                             31
Dollars in millions            1996        1995        1995
                        ____________________________________________
Impaired loans:
   Commercial and              $110        $ 67        $148
industrial
   Other                         42          48          65
________________________________________________________________________
                                152         115         213

Restructuring countries           4           2           3
___________________________________________________________
____________

Total impaired loans            156         117         216

Other nonperforming               -           1           1
assets
________________________________________________________________________

Total nonperforming             156         118         217
assets
________________________________________________________________________


ALLOWANCE FOR CREDIT LOSSES

                           March 31    December     March 31
                                             31
Dollars in millions            1996        1995         1995
                        ____________________________________
                        _______
Allowance for credit         $1,117      $1,130       $1,132
losses
_________________________________________________________________________


                                    First
                              Quarter
                         __________________________
                               1996     1995
                         __________________________
Charge-offs:
   Commercial and             ($15)     ($6)
industrial
   Restructuring                  -        -
countries
   Other                        (3)      (2)
Recoveries                        5        9
_____________________________________________
_________